EXHIBIT 4.1


            AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT


     This Amendment No. 1 to Amended and Restated Credit Agreement (this "Amendment Agreement") is entered into as of November 5, 1999 by and among American Medical Security Group, Inc. and United Wisconsin Life Insurance Company (collectively, the "Borrowers"), the undersigned lenders (the "Lenders") and Bank One, NA (f/k/a The First National Bank of Chicago), as agent (the "Agent") and swing line lender.

                              W I T N E S S E T H :

     WHEREAS, the Borrowers, the Lenders and the Agent entered into that certain Amended and Restated Credit Agreement dated as of October 15, 1998 (the "Credit Agreement"); and

     WHEREAS, the Borrowers, the Lenders and the Agent have agreed to amend the Credit Agreement on the terms and conditions herein set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement, as amended hereby.

2. AMENDMENTS TO CREDIT AGREEMENT.

     2.1 Article I of the Credit Agreement is hereby amended by (a) deleting clause (d) of the definition of "Cash Equivalent Investments" in its entirety and replacing it with the following:

     (d) certificates of deposit issued by and overnight repurchase agreements and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000;

(b) adding the words ", the Pledge Agreements" to the definition of "Loan Documents" following the reference to "the Guaranty", (c) adding the definitions of "Asset Disposition", "EBITDA" and "Pledge Agreements" as follows:

          "Asset Disposition" means any sale, transfer or other disposition of any asset of Group or any Subsidiary in a single transaction or in a series of related transactions, other than the sale of Investments in the ordinary course of business by Insurance Subsidiaries.

          "EBITDA" means, for any period, for Group on a stand alone basis, determined in accordance with GAAP, the sum of (a) the net income (or net loss) for such period, PLUS (b) all amounts treated as expenses for depreciation and interest and the amortization of intangibles of any kind to the extent included in the determination of such net income (or loss), PLUS (c) all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss).

          "Pledge Agreements" means, collectively, (a) that certain Stock Pledge Agreement dated as of the date hereof between Group and the Agent, as it may be amended, supplemented or modified from time to time, and (b) that certain Stock Pledge Agreement dated as of the date hereof between Holdings and the Agent, as it may be amended, supplemented or modified from time to time.

and (d) deleting the definitions of "Interest Coverage Ratio" and "Net Available Proceeds" in their entirety and replacing them with the following:

          "Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) the sum of (i) the lesser of (A) 10% of UWLIC's Statutory Surplus as of such date and (B) UWLIC's aggregate Statutory Net Income for the period of four Fiscal Quarters ending on such date, without regard to realized capital gains in such period (determined on a pre-tax basis) and determined without double counting, plus (ii) Group's EBITDA for the period of four Fiscal Quarters ending on such date, to (b) Consolidated Interest Expense for the period of four Fiscal Quarters ending on such date; PROVIDED, that for determinations made through September 30, 2000, the amount determined pursuant to clause (b) above shall be equal to the Consolidated Interest Expense for the period beginning on October 1, 1999 and ending on the date of determination, divided by the number of quarters in such period and multiplied by 4.

          "Net Available Proceeds" means (a) with respect to any Asset Disposition, the sum of cash or readily marketable cash equivalents received (including by way of a cash generating sale or discounting of a note or account receivable) therefrom, whether at the time of such disposition or subsequent thereto, or (b) with respect to any sale or issuance of equity securities of Group or any Subsidiary, cash or readily marketable cash equivalents received therefrom, whether at the time of disposition or subsequent thereto, net, in either case, of all legal, tax and recording expenses, commissions and other fees and all costs and expenses incurred and, in the case of an Asset Disposition, net of all payments made by Group or any Subsidiary on any Indebtedness which is secured by such assets pursuant to a permitted Lien upon or with respect to such assets or which must, by the terms of such Lien, in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition.

     2.2 Article II of the Credit Agreement is hereby amended by (a) deleting the table in clause (a) of Section 2.8 and replacing it with the following:

                DATE                 AGGREGATE COMMITMENT
           November 5, 1999              $40,000,000
           July 31, 2001                 $30,000,000 (or such lesser amount
                                                     as shall then be in effect)

(b) adding a new paragraph (b) to Section 2.8 as follows:

          (b) The Borrowers shall make permanent reductions in the Aggregate Commitment in amounts equal to the following:

               (i) within 30 days after the receipt thereof by Group or any Subsidiary, an amount equal to 100% of the aggregate Net Available Proceeds realized upon all Asset Dispositions in any Fiscal Year of Group; PROVIDED, that no such prepayment or commitment reduction shall be required (A) if such amount is less than $1,000,000 in any Fiscal Year, or (B) as a result of any Asset Disposition permitted pursuant to SECTION 6.13(A), (B) or (C); and

               (ii) within 30 days after the receipt thereof by Group or any of its Subsidiaries an amount equal to 100% of the Net Available Proceeds realized upon the sale by Group or such Subsidiary of any of its equity securities.

     Contemporaneously with any automatic reductions in the Aggregate Commitment pursuant to this SECTION 2.8(B), Group shall prepay the Revolving Loans in an amount equal to the lesser of (A) the outstanding principal amount of the Revolving Loans and (B) the amount of such reduction; PROVIDED, that no such prepayment shall be required if, at such time, Group could satisfy the conditions set forth in SECTION 4.2(B) for the reborrowing thereof. The preceding sentence shall not affect the obligations of the Borrowers under
     SECTION 2.1(B).

and (c) relabelling existing paragraphs (b) and (c) of Section 2.8 as paragraphs
(c) and (d).

     2.3 Article V of the Credit  Agreement is hereby  amended by adding Section
5.31 as follows:

          5.31 SECURITY. Each Pledge Agreement is effective to create and give the Agent, for the benefit of the Lenders, as security for the repayment of the obligations secured thereby, a legal, valid, perfected and enforceable first priority Lien upon and security interest in the capital stock pledged thereunder.

     2.4 Article VI of the Credit Agreement is hereby amended as follows:

          (a) Section 6.10 is hereby deleted in its entirety and replaced with the following:

               6.10 DIVIDENDS. Neither Borrower will, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that any Subsidiary may declare and pay dividends to a Wholly-Owned Subsidiary or to Group.

          (b)  Section  6.11(g) is hereby  amended by  deleting  the  references
     therein  to   "$10,000,000"   and  "$5,000,000"  and  replacing  them  with
     references to "$5,000,000" and "$1,000,000", respectively.

          (c) Section 6.14 is hereby amended by (i) deleting clause (a)(iv) in its entirety and replacing it with the following:

               (iv) Acquisitions of businesses or entities engaged in the life, accident and health insurance business (other than assets or stock of any member of the UWS Group) which do not constitute hostile takeovers (and Investments in Subsidiaries formed to Acquire such businesses or Acquired after the date of this Agreement) made for consideration consisting of Group's capital stock not to exceed $75,000,000 in the aggregate after the Initial Closing Date (measured by reference to the market value of such stock as of the consummation of such Acquisition); and

     (ii) deleting clause (b)(v) in its entirety and replacing it with the following:

               (v) Acquisitions of blocks of insurance business, from Persons other than any member of the UWS Group, through assumptive reinsurance, co-insurance or indemnity reinsurance, so long as the only consideration paid in connection therewith consists of (A) premium sharing and (B) payments of up to $5,000,000 in the aggregate after the date hereof for the processing or administration of such insurance business or in reimbursement of expenses of the cedent of such insurance business.

     and (iii) deleting clause (b)(vi) in its entirety and replacing it with a reference to "Intentionally Omitted".

          (d) Section 6.19.1 is hereby amended by deleting  clauses (a), (b) and
     (c) in their entirety and replacing them with the following:

          (a) 3.25 to 1.0 from November 5, 1999 through  December 31, 1999,  (b)
          3.5 to 1.0 from January 1, 2000 through March 31, 2000, (c) 4.5 to 1.0 from April 1, 2000 through June 30, 2000, (d) 5.0 to 1.0 from July 1, 2000 through September 30, 2000, (e) 5.5 to 1.0 from October 1, 2000 through December 31, 2000 and (f) 6.0 to 1.0 thereafter.

          (e) Section 6.19.3 is hereby deleted in its entirety and replaced with the following:

               6.19.3. TANGIBLE NET WORTH. Group will at all times maintain a Consolidated Tangible Net Worth of not less than the sum of (a) $119,000,000, plus (b) 50% of the positive Consolidated Net Income earned by Group in each Fiscal Quarter ending after September 30, 1999 and on or prior to the date of determination, plus (c) 50% of the Net Available Proceeds received by Group or any Subsidiary from the issuance of equity securities after September 30, 1999.

     2.5 Article VII of the Credit Agreement is hereby amended by adding Section
7.17 as follows:

          7.17 Any Pledge Agreement shall for any reason fail to create a valid and perfected, first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of such Pledge Agreement, or any Pledge Agreement shall fail to remain in full force or effect or any action shall be taken by any Person to discontinue such Pledge Agreement or by Group or any of its Subsidiaries to assert the invalidity or unenforceability of such Pledge Agreement, or a default shall occur under such Pledge Agreement.

     2.6 The Pricing Schedule to the Credit Agreement is hereby amended by (a) deleting the tables set forth therein in their entirety and replacing them with the following:

---------------------- ------------------ ------------------- ----------------- ----------------- ------------------
     APPLICABLE             LEVEL I            LEVEL II          LEVEL III          LEVEL IV           LEVEL V
       MARGIN               STATUS              STATUS             STATUS            STATUS            STATUS
---------------------- ------------------ ------------------- ----------------- ----------------- ------------------
---------------------- ------------------ ------------------- ----------------- ----------------- ------------------
     <50% Usage              0.60%              0.675%              0.75%            1.00%              1.25%
---------------------- ------------------ ------------------- ----------------- ----------------- ------------------
---------------------- ------------------ ------------------- ----------------- ----------------- ------------------
     >50% Usage             0.725%               0.80%             0.875%            1.25%              1.50%
     -
---------------------- ------------------ ------------------- ----------------- ----------------- ------------------



---------------------- ------------------ ------------------- ----------------- ----------------- ------------------
     APPLICABLE             LEVEL I            LEVEL II          LEVEL III          LEVEL IV           LEVEL V
      FEE RATE              STATUS              STATUS             STATUS            STATUS            STATUS
---------------------- ------------------ ------------------- ----------------- ----------------- ------------------
---------------------- ------------------ ------------------- ----------------- ----------------- ------------------
    Facility Fee             0.15%               0.20%              0.25%            0.25%              0.30%
---------------------- ------------------ ------------------- ----------------- ----------------- ------------------

(b) deleting the reference to "1.5" in the definition of "Level I Status" and replacing it with a reference to "1.0", (c) deleting the reference to "2.5" in the definition of "Level II Status" and replacing it with a reference to "2.0",
(d) deleting the reference to "3.5" in the definition of "Level III Status" and replacing it with a reference to "3.0", (e) deleting the definitions of "Debt Coverage Ratio" and "Level IV Status" in their entirety and replacing them with the following:

          "Debt Coverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Indebtedness of Group as of such date, to (b) the sum of (i) the lesser of (A) ten percent of UWLIC's Statutory Surplus as of such date and (B) UWLIC's aggregate Statutory Net Income for the period of four Fiscal Quarters ending on the date of determination, without regard to realized capital gains in such period (determined on a pre-tax basis) and determined without double counting, plus (ii) Group's EBITDA for the Fiscal Quarter ending on such date.

          "Level IV Status" exists at any date if, as of the last day of the Fiscal Quarter of Group referred to in the most recent Financials, (a) Group has not qualified for Level I, Level II or Level III status and (b) the Debt Coverage Ratio is less than 4.0 to 1.0.

and (f) adding a definition of "Level V Status" as follows:

          "Level V Status" exists at any date if Group has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

and (g) deleting the last sentence of the last paragraph of the Pricing Schedule and replacing it with the following:

     Notwithstanding the foregoing, until the last day of any Fiscal Quarter as to which UWLIC has provided the Agent a written certificate demonstrating that for the period of four Fiscal Quarters ending on such date, UWLIC had Statutory Net Income of at least $14,000,000, the Applicable Margin shall be equal to 2.125% and the Applicable Fee Rate shall be equal to .375%.

3. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS.

     3.1 Each Borrower represents and warrants that the execution, delivery and performance by such Borrower of this Amendment Agreement have been duly authorized by all necessary corporate action and that this Amendment Agreement is a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as the enforcement thereof may be subject to (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

     3.2 Each Borrower hereby certifies that each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof.

4. ADDITIONAL RESTRICTIONS.

          (a) Each Borrower hereby agrees that, until the last day of any Fiscal Quarter as to which UWLIC has provided the Agent a written certificate demonstrating that for the period of four Fiscal Quarters ending on such date, UWLIC had Statutory Net Income of at least $14,000,000, Group shall not request the Lenders to make any Revolving Loans; PROVIDED, that such limitation shall not restrict (i) UWLIC's ability to request the Swing Line Lender to make Swing Line Loans to the extent otherwise permitted under the terms of the Credit Agreement or (ii) the making of any Revolving Loan pursuant to Section 2.12(b) of the Credit Agreement.

          (b) Notwithstanding any provision of the Waiver dated August 3, 1999 to the contrary, neither Group nor any Subsidiary may purchase, redeem or retire any shares of Group's capital stock unless it has previously provided evidence to the Agent that, after giving effect thereto, the restriction set forth in Section 6.19.3 of the Credit Agreement would continue to be satisfied.

5. WAIVER. The undersigned Lenders hereby waive any Default to the extent that such Default arises solely from a breach by the Borrowers of (a) Section 6.19.1 of the Credit Agreement as of September 30, 1999 and (b) Section 6.19.3 of the Credit Agreement for the period from September 30, 1999 through November 4, 1999.

6. CONDITIONS TO EFFECTIVENESS. This Amendment Agreement shall become effective as of the date first above written; PROVIDED, that the Agent has received:

          (a) counterparts of (i) this Amendment Agreement duly executed by each Borrower and each Lender, (ii) the Reaffirmation of Guaranty duly executed by Holdings, and (iii) the Pledge Agreements executed by Group and Holdings, together with the stock certificates pledged thereunder and stock powers with respect thereto executed in blank;

          (b) payment of the fees payable upon the execution and delivery of this Amendment Agreement in the amounts which have been separately agreed to;

          (c) copies of a certificate of existence (or its  equivalent) for each
     of  Group,   Holdings  and  UWLIC,   each  certified  by  the   appropriate
     governmental officer in its jurisdiction of incorporation;

          (d) copies of a secretary's certificate for each of Group, Holdings and UWLIC as to charter, by-laws, resolutions and incumbency;

          (e) a written opinion of Quarles & Brady LLP, counsel to Group, Holdings and UWLIC, addressed to the Agent and the Lenders and in form and substance acceptable to the Agent and its counsel;

          (f) receipt of any required regulatory approvals from any Governmental Authority with respect to the transactions contemplated by this Amendment Agreement;

          (g) evidence that Group is concurrently repaying the outstanding balance of the Revolving Loans in an amount of at least $10,000,000;

          (h) evidence that the consent of M&I Marshall & Ilsley Bank to the execution and delivery of the Pledge Agreements has been obtained; and

          (i) such other documents as the Agent or any Lender may have reasonably requested.

7. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT.

     7.1 Upon the effectiveness of this Amendment Agreement, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import and each reference to the Credit Agreement in each Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

     7.2 Except as specifically set forth above, all of the terms, conditions and covenants of the Credit Agreement and the other Loan Documents shall remain unaltered and in full force and effect and shall be binding upon each Borrower in all respects and are hereby ratified and confirmed.

     7.3 The execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of (a) any right, power or remedy of any Lender or the Agent under the Credit Agreement or any of the Loan Documents, or (b) any Default or Unmatured Default under the Credit Agreement.

8. COSTS AND EXPENSES. The Borrowers agree, jointly and severally, to pay on demand all costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment Agreement, including the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto.

9. CHOICE OF LAW. THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

10. EXECUTION IN COUNTERPARTS. This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                           [signature pages to follow]

     IN WITNESS WHEREOF, the Borrowers, the Agent and the Lenders have executed this Amendment Agreement as of the date first above written.



                                         AMERICAN MEDICAL SECURITY GROUP, INC.


                                         BY:____________________________________

                                         TITLE:_________________________________



                                         UNITED WISCONSIN LIFE INSURANCE COMPANY


                                         BY:____________________________________

                                         TITLE:_________________________________



                                         BANK ONE, NA,
                                            Individually and as Agent


                                         BY:____________________________________

                                         TITLE:_________________________________



                                         FIRST UNION NATIONAL BANK


                                         BY:____________________________________

                                         TITLE:_________________________________



                                         FLEET NATIONAL BANK


                                         BY:____________________________________

                                         TITLE:_________________________________



                                         M&I MARSHALL AND ILSLEY BANK


                                         BY:____________________________________

                                         TITLE:_________________________________